                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 April 25, 2002
                                 --------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Tech Laboratories, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)


          New Jersey                 000-27592                22-1436279
-------------------------------     -----------       --------------------------
(State or other jurisdiction of     (Commission           (I.R.S. Employee
incorporation or organization)       File No.)               I.D. Number)

           955 Belmont Avenue                                   07508
      North Haledon, New Jersey
---------------------------------------               --------------------------
(Address of principal executive offices                      (Zip Code)


                                 (973) 427-5333
                       -----------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         Tech Laboratories, Inc. (the "Company") issued a press release on April 24, 2002, announcing that it had entered into an amendment to its Redemption and Conversion Agreement, dated January 11, 2002 (the "Redemption Agreement"), pursuant to which it obtained a waiver and thereby cured the existing Event of Default under its outstanding 6.5% convertible promissory notes. In consideration for the waiver and cure of the Event of Default existing under the notes, the Company paid the noteholders an aggregate of $110,000. The Company and the noteholders agreed that the payment would reduce the outstanding balances under the notes provided the registration statement filed by the Company on April 5, 2002, covering the shares underlying the notes was declared effective on or before June 29, 2002. Although the Company is otherwise required under its agreement with the noteholders to have an effective registration statement covering the shares underlying the notes, the noteholders allowed the Company, through June 29, 2002, to have the new registration statement declared effective.

         The noteholders further agreed that the Company could redeem the notes in three installments provided no future Event of Default exists at the time of the redemption and provided the Company pays the first installment, on or before July 1, 2002, of an aggregate of $325,000 plus an additional $90,000 either in cash or shares of common stock at the then market price. The Company would make each of the second and third equal installments of half of the remaining balance due under the notes on or before September 30 and December 30, 2002, respectively, together with an additional amount equal to 25% of each installment in cash or stock, at the Company's option. The noteholders agreed to extend the maturity dates of the notes to December 30, 2002, provided such payments are timely made. With payment of the first installment, and continuing so long as the second and third payments are made, the noteholders would have no further right to convert their notes into shares of common stock, unless the shares of the Company's common stock trade for any 5 out of 10 trading days at $1.25 per share or more.

(c)      EXHIBITS.

         10.1 Amendment to Redemption and Conversion Agreement dated April 19, 2002, by and between the Company and holders of the Company's 6.5% convertible promissory notes issued in October 2000.

         99.1     Press Release dated April 24, 2002.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Tech Laboratories, Inc.

Date:  April 25, 2002
                                              By:/s/ Bernard M. Ciongoli
                                                 -------------------------------
                                              Bernard M. Ciongoli, President